Exhibit 10.23

EQUIPMENT SALES CONTRACT

1.  CONTRACT SUBJECT

The SELLER shall supply the BUYER with Geophysical Equipment, parts, and services, and the BUYER shall pay the SELLER for these items, as defined in this agreement.

2.  CONTRACTING PARTIES

BUYER:	TGC INDUSTRIES, INC. (TIDELANDS)
1304 Summit Ave, Suite 2
Plano, TX 75074

SELLER:	INDUSTRIAL VEHICLES INTERNATIONAL, INC. (IVI)
6737 East 12th Street
Tulsa, OK 74112-5684

3.  EQUIPMENT

The equipment to be supplied are three birdwagen/HEMI 60 vibrators as specified in the attached Quotation #7556.

4.  PRICES

The prices are specified in the attached Quotation #7556.  These prices are firm and are expressed in US Dollar.  The total value of this contract is Nine hundred forty seven thousand, nine hundred fifty-five US Dollars ($947,955.00 USD).

5.  DELIVERY

The EQUIPMENT specified is to be delivered fob, Tulse, Oklahoma on the following dates:

August 31 or earlier	birdwagen/HEMI 60 Serial # 595
September 26 or earlier	birdwagen/HEMI 60 Serial # 596
September 26 or earlier	birdwagen/HEMI 60 Serial # 597

6.  PAYMENT

Payment for the EQUIPMENT as specified above shall be effected as follows:

1.  BUYER will make a Ninety thousand US Dollar ($90,000.00 USD) down payment within 15 days of the execution of this contract.

2.  BUYER will pay Two hundred eighty-five thousand, nine hundred eighty-five US Dollars ($285,985.00 USD) prior to shipment of HEMI 60 Serial # 595 from Tulsa, Oklahoma.

2.  BUYER will pay Five hundred seventy-one thousand, nine hundred seventy US Dollars ($571,970.00 USD) prior to shipment of HEMI 60 Serial # 596 and 597 from Tulsa. Oklahoma.

7.     TITLE

The SELLER shall retain ownership in the equipment until payment in full has been made by the BUYER for each vibrator. Upon final payment for each vibrator ownership and Title to each vibrator shall immediately pass to the BUYER.

8.     START-UP PROTOCOL

The SELLER will send a technician to assist the BUYER in the initial start-up of the equipment.

9.     TECHNICAL DOCUMENTATION

The SELLER will supply with each vibrator unit one complete electronic Technical Manual and one complete electronic Parts Manual.

10.  WARRANTY

All the specified equipment in this contract will be new.  SELLER warrants that all equipment and spare parts on the date of delivery will conform to their published specifications.  The warranty period will be 12 months on all equipment commencing on the shipment date from the SELLER’S factory.

A.    SELLER warrants Products manufactured by it to be free from defects in material and workmanship for a period of 12 months after the Products are shipped by SELLER.  In the event that any materials or parts are found to be defective during such 12 month period, SELLER shall replace or otherwise correct the same within 30 days of written notice of failure, and return of the failed parts to the SELLER.  Such parts shall be at SELLER’s sole cost, except that if the equipment undergoing repair or correction is more than 100 miles from SELLER’s plant, the BUYER will pay the express or freight charges for repair parts.

B.    The warranty does not oblige the SELLER to bear the cost of downtime or loss of profits in connection with the replacement or repair of defective parts, nor shall it apply to Products upon which repairs or alterations have been made, unless such was authorized by or on behalf of the SELLER.

C.    The Warranty is subject to the operator of the equipment following the prescribed maintenance procedures recommended by the SELLER in the technical literature and manuals.  This includes using proper repair procedures, repair parts, lubricants, oils, fuels, and filters.  The Warranty does not apply to parts which need to be replaced due to normal wear and tear; normal maintenance; the effects of humidity, weather, or the elements; or operator error.

D.    SELLER makes no Warranty in respect to diesel engines, such being subject to the Warranties of their respective Manufacturer.

11.  FORCE MAJEURE

The SELLER shall bear no responsibility for failure to fulfill their obligations under the Contract upon the occurrence of the Force Majeure.  As Force Majeure is understood: Fires, Floods, Earthquakes, Explosions, as well as Wars, Riots, Mutinies, Revolts and General Strikes which could seriously hamper and influence the expediting of EQUIPMENT.

The SELLER undertakes to inform without any delay the BUYER on the occurrence of the Force Majeure and within 10 days from the setting in such an event to send to the BUYER an official document confirming the occurrence of the Force Majeure and its relation with the impossibility to fulfill the Contract requirements.  In case the above mentioned notifications and confirmations are not sent with the above mentioned terms, the SELLER referring to Force Majeure shall not be entitled to enjoy its rights under this Article.

In the event of Force Majeure and in case as far as it concerns the delivery time and other terms mentioned in the Contract, the relevant terms shall be prolonged by the same time as the Force Majeure has lasted.

In case the Force Majeure lasts for more than 2 months, BUYER shall have the right to cancel the Contract in full or partially.

14. COMING INTO FORCE OF THE CONTRACT

This Contract shall come into force after the date of signing it by both parties and upon the receipt of the first payment described in Section 5 above.

15. GENERAL PROVISIONS

In the event SELLER cannot deliver EQUIPMENT due to Force Majeure, SELLER will return all payments made by BUYER to SELLER.  This will be done within 10 days of such notification of SELLER to the BUYER.

TGC Industries, Inc.

By:	Date:	May 31, 2005

Name

Position

Witness

Industrial Vehicles International, Inc.

By:	Date:

Name

Position

Witness